Exhibit 10.2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATION AND OPTION AGREEMENT

This Collaboration and Option Agreement (the “Agreement”) is entered into as of December 18, 2014 (the “Effective Date”) by and between Fabrus, Inc., a Delaware corporation (“Company”), having an address of 4045 Sorrento Valley Blvd, San Diego, California 92121, U.S.A., and CNA Development, LLC, a Delaware Limited Liability Company corporation with its office at Street C #475, Los Frailes Industrial Park, Guaynabo PR 00969 (“Janssen”).

Recitals

Whereas, Company has expertise relating to its spatially addressed library of antibodies and cell-based screening technology to reveal certain antibodies against targets of interest;

Whereas, Janssen is engaged in the research, development and commercialization of pharmaceutical products;

Whereas, Company and Janssen wish to enter into a collaboration to research and develop antibodies from Company’s spatially addressed library against targets of interest to Janssen on the terms and conditions set forth herein; and

Whereas, Company wishes to grant to Janssen, and Janssen wishes to accept, an exclusive, time-limited option from Company to obtain certain license rights under Company’s interest in the Joint Foreground (as defined below) to develop and commercialize the Licensed Products (as defined in Exhibit C) on a worldwide basis in accordance with the terms and conditions of this Agreement, subject to the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.           Definitions

1.1           “Additional Target” shall mean any of the *** that may to be designated by Janssen and accepted by Company, in accordance with Section 2.2.

1.2           “Affiliate” shall mean, in reference to a particular corporation or other entity, any other entity that directly or indirectly controls or is controlled by or is under common control with such entity. For purposes of this definition, “control” or “controlled” shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity (or if the jurisdiction where such corporation or other entity is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such laws, provided that such ownership interest provides actual control over such entity), status as a general partner in any partnership, or any other arrangement whereby an entity controls or has the right to control the Board of Directors or equivalent governing body of the entity.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.3           “Antibody” shall mean a molecule or gene encoding such a molecule comprising or containing at least one immunoglobulin variable domain or parts of such domain.

1.4           “Background” shall mean Company Background or Janssen Background, as applicable.

1.5           “Calendar Quarter” shall mean a calendar quarter based on the Janssen Universal Calendar.

1.6           “Collaboration Antibody” shall mean any Antibody identified, discovered, validated or optimized in the performance the Collaborative Activities that specifically binds to a Designated Target, and any fragment, modification or variant of such Antibody that *** specifically binds to such Designated Target.

1.7           “Collaborative Activities” shall mean all activities to be undertaken by or on behalf of the parties as contemplated by the Collaborative Research Plan for each Designated Target, including any screening, identifying, validating and optimizing of Antibodies from Company’s library of Antibodies that specifically bind to a Designated Target.

1.8           “Collaborative Research Plan” or “CRP” shall mean the high-level, summary workplan describing the research, discovery and pre-clinical development activities to be performed by or on behalf of the parties with respect to screening, identifying, validating and optimizing Antibodies from Company’s library of Antibodies directed to any Designated Target, including the budget for such activities, as such plan may be amended in accordance with the terms of this Agreement.

1.9           “Commercially Reasonable Efforts” shall mean that level of efforts and resources consistent with the efforts the applicable Party devotes to the research or development of a similarly situated pharmaceutical product at a similar stage of research or development, taking into account measures of patent coverage, relative safety and efficacy, the strategic value resulting from its own research efforts, product profile, the competitiveness of the marketplace, the proprietary position of such product, the regulatory structure involved, the market potential of such product and other relevant factors, including comparative technical, legal, scientific, and/or medical factors, based on conditions then prevailing.

1.10         “Company Background” shall mean any Materials or Information (including data) that is controlled by Company prior to, on or after entering into this Agreement and is reasonably necessary or useful for carrying out the Collaborative Research Plan, and Intellectual Property Rights in or to such Materials or Information, including any such Materials or Information relating to Company Platform, but excluding (a) all Foreground and (b) any technology or Intellectual Property Rights in-licensed under the In-License Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.11         “Company Foreground” shall mean all Foreground to the extent related solely to Company Background, including any improvements or enhancements to Company Platform including any Intellectual Property Rights to any such Foreground or Foreground improvements or enhancements.

1.12         “Company Indemnitee” shall have the meaning provided in Section 8.2.

1.13         “Company Platform” shall mean Company’s proprietary target discovery platform that allows multiplexed screening for new Antibodies.

1.14         “Confidential Information” shall mean all Information generated by or on behalf of a party or its Affiliates or which one party or any of its Affiliates furnishes or otherwise makes available to the other party or its Affiliates, whether made available orally, in writing, or in electronic form.

1.15         “Confidentiality Agreement” shall mean the Nondisclosure Agreement between Company and Janssen dated August 23, 2013, as amended August 17, 2014.

1.16         “Control” shall mean, with respect to any Information, Patent or other intellectual property, possession by a party of the ability (whether by ownership, license or otherwise, but without taking into account any rights granted by one party to the other party under the terms of this Agreement) to grant access, a license or a sublicense to such Information, Patent or other intellectual property right without violating the terms of any agreement or other arrangement with any Third Party. If a Party has the ability to grant a non-exclusive license or sublicense (but not an exclusive license or sublicense) under any such Information, Patent or other intellectual property, and this Agreement specifies that an exclusive license is granted, such Information, Patent or other intellectual property shall be considered “Controlled” and such license shall be a non-exclusive license to the extent required to comply with the agreement with or legally binding obligation to the relevant Third Party.

1.17         “CPR Mediation Procedures” shall have the meaning provided in Section 9.2(b).

1.18         “CPR Rules” shall have the meaning provided in Section 9.2(c).

1.19         “CRP Costs” shall have the meaning provided in Section 2.7.

1.20         “Designated Target” shall mean any of Target 1, Target 2, Target 3 and any Additional Target.

1.21         “Dispute” shall mean any dispute, claim, or controversy arising from or regarding this Agreement, including the interpretation, application, breach, termination or validity of any provision hereof.

1.22         “Excluded Claim” shall have the meaning provided in Section 9.2(a).

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.23         “Foreground” shall mean all Materials or Information (including data), whether patentable or not, conceived or reduced to practice, whether solely by or on behalf of Company, solely by or on behalf of Janssen or jointly by or on behalf of Company and Janssen, in the course of activities contemplated by this Agreement, including Collaborative Activities, including any Collaboration Antibody, and Intellectual Property Rights in or to any of the foregoing.

1.24         “Hits” shall have the meaning provided in Section 2.1(a).

1.25         “Information” shall mean all tangible and intangible techniques, technology, practices, , discoveries, inventions (whether patentable or not), methods, protocols, processes, knowledge, know-how, skill, experience, data (including pharmacological, toxicological, clinical, analytical and quality control data), regulatory filings, software, algorithms and other scientific, marketing, financial or commercial information or data.

1.26         “In-License Agreement” shall mean the license agreement between Company and The Scripps Research Institute, dated August 8, 2014, as may be amended, a copy (with proprietary information redacted) of which has been provided to Janssen.

1.27         “Intellectual Property Rights” or “IPR” shall mean Patents, Information, know-how, copyright and trade secrets and any other intellectual property or intangible right of any kind, excluding trademarks and trade dress.

1.28         “Janssen Background” shall mean any Materials or Information (including data) that is controlled by Janssen prior to, on or after entering into this Agreement and is necessary or useful for carrying out the Collaborative Research Plan, and Intellectual Property Rights in or to such Materials or Information, but excluding all Foreground.

1.29         “Janssen Foreground” shall mean all Foreground to the extent related solely to Janssen Background including any Intellectual Property Rights to any such Foreground.

1.30         “Janssen Indemnitee” shall have the meaning provided in Section 8.1.

1.31         “Joint Foreground” shall mean all Foreground that is not Janssen Foreground or Company Foreground including any Intellectual Property Rights thereto.

1.32         “License” shall have the meaning provided in Section 3.1.

1.33         “License Agreement” shall have the meaning provided in Section 3.1.

1.34         “License Option” shall have the meaning provided in Section 3.1.

1.35         “License Option Term” shall have the meaning provided in Section 3.2.

1.36         “Losses” shall have the meaning provided in Section 8.1.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.37         “Materials” shall mean any all biological, chemical or other materials and any constituents, progeny, mutants, derivatives or replications thereof or therefrom.

1.38         “Notice Date” shall have the meaning provided in Section 9.2(b).

1.39         “Option Exercise Payment” shall have the meaning provided in Section 3.2.

1.40         “Option Notice” shall have the meaning provided in Section 3.2.

1.41         “Patents” shall mean (a) all patents, including design patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, including provisional patent applications and design patent applications, and (b) any renewal, divisional, continuation, continuation-in-part, or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, certificates of correction, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

1.42         “Research Term” shall mean, with respect to a given CRP for a Designated Target, the time period agreed by the parties for the performance of such CRP, commencing on the date indicated in such CRP (but no earlier than the Effective Date) and ending on the date indicated in such CRP, which shall in no event exceed *** months in each case from the commencement date indicated in such CRP unless agreed in writing by the parties, unless earlier terminated upon termination of this Agreement.

1.43         “Results” shall mean all results, of any nature and form, including any Information, Materials and deliverables.

1.44         “SEC” shall have the meaning provided in Section 6.5(a).

1.45         “Stage 1” shall have the meaning provided in Section 2.1(a).

1.46         “Stage 2” shall have the meaning provided in Section 2.1(b).

1.47         “Stage 3” shall have the meaning provided in Section 2.1(c).

1.48         “Tax or Taxes” shall mean any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.49         “Target 1” shall mean ***.

1.50         “Target 2” shall mean ***.

1.51         “Target 3” shall mean ***.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.52         “Target Designation Period” shall mean the *** period starting at the conclusion of the Research Term for a CRP, unless earlier terminated upon termination of this Agreement.

1.53         “Term” shall have the meaning provided in Section 7.1.

1.54         “Third Party” shall mean any entity other than Company or Janssen or an Affiliate of Company or Janssen.

2.           Collaborative Activities

2.1           Collaborative Research Plans. The research, discovery and pre-clinical development activities to be undertaken by or on behalf of the parties for the purpose of screening, identifying, validating and optimizing Antibodies from Company’s spatially addressed library directed to Designated Targets are set forth in the Collaborative Research Plans on a Designated Target-by-Designated Target basis. Company and Janssen shall work collaboratively to design and carry out the CRP for each Designated Target. For the avoidance of doubt, one CRP may cover more than a single target. A CRP may be amended only by written agreement of Company and Janssen (except for modification of the related budget to the extent permitted by Section 2.7). The initial Collaborative Research Plan has been agreed to by the parties with respect to Target 1 and attached hereto as Exhibit A, the form of which shall be used for the CRP(s) for Target 2, Target 3 and Additional Targets. Without limiting the foregoing, the parties envision the activities set forth in the Collaborative Research Plans to be comprised of the following steps:

 (a)          (i) screening of cell lines to identify initial Antibody hits from Company’s spatially arrayed library against the applicable Designated Target (“Hits”) and (ii) evaluation of strength, specificity, sequences and expression levels of Hits conducted by or on behalf of Company or Janssen (“Stage 1”);

 (b)          (i) joint validation of Hits from Stage 1 and (ii) confirmation of binding specificity conducted by or on behalf of Company or Janssen (“Stage 2”); and

 (c)          (i) optimization of validated Hits from Stage 2 and (ii) completion of full developability experiments conducted by or on behalf of Company or Janssen (“Stage 3”).

2.2           Additional Targets. During the Target Designation Period, Janssen shall have the right, but not the obligation, to designate *** Additional Targets, in addition to Target 1, Target 2 and Target 3, by providing written notice to Company identifying the proposed target (each an “Additional Target Designation Notice”); provided that such Additional Target Designation Notice is delivered to Company no later than *** from the conclusion of the Research Term of the last-to-end CRP that is currently in effect. Company shall provide Janssen written notice within thirty (30) days after receipt of the Additional Target Designation Notice whether it accepts the proposed target identified in such Additional Target Designation Notice as an Additional Target, such acceptance not to be unreasonably withheld. Following acceptance of an Additional Target by Company, the parties shall work collaboratively to design and agree on a CRP for such Additional Target, including an associated budget and a list of Materials for Collaborative Activities relating to such Additional Target.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.3           Performance of Collaborative Activities. During the Research Term, each party shall use Commercially Reasonable Efforts to perform the Collaborative Activities. Each party may perform some or all of the Collaborative Activities through one or more subcontractors, including through its respective Affiliates; provided that each party shall remain responsible for the performance by its subcontractors and the compliance of its subcontractors with the provisions of this Agreement in connection with such performance. The parties acknowledge that Company’s obligations to perform the Collaborative Activities shall be subject to compliance by Janssen with its payment obligations in this Agreement. Each party shall perform the Collaborative Activities in accordance with this Agreement and all applicable laws, rules and regulations, and shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in its performance of the Collaborative Activities.

2.4           Materials. All Materials provided by one party to another party as contemplated by this Agreement will remain the sole property of the providing party, will not be used or delivered to or for the benefit of any Third Party without the prior written consent of the providing party, and will be used only for the Collaborative Activities and in compliance with all applicable laws, rules and regulations. Each party acknowledges that any Materials provided to it by or on behalf of the other party (a) are experimental in nature and not for use in humans, and (b) must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth herein, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.5           Limited Research License. Subject to the terms and conditions of this Agreement, (a) Company hereby grants to Janssen a non-exclusive, royalty-free license, with no right to sublicense except to Janssen’s Affiliates and subcontractors who are conducting Collaborative Activities, under Company Foreground and Company Background (excluding Company Platform) that are reasonably necessary or useful for Janssen to practice in order to perform its obligations under the applicable CRP, solely to conduct Collaborative Activities to be conducted by Janssen under such CRP during the applicable Research Term, and (b) Janssen hereby grants to Company a non-exclusive, royalty-free license, with no right to sublicense except to Company’s Affiliates and subcontractors that are conducting Collaborative Activities, under Janssen Foreground and Janssen Background that are reasonably necessary or useful for Company to practice in order to perform its obligations under the applicable CRP, solely to conduct Collaborative Activities to be conducted by Company under such CRP during the applicable Research Term. Each party shall have the right to practice the Joint Foreground to conduct Collaborative Activities to be conducted by such party under such CRP during the applicable Research Term.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.6           Reports. Each party shall keep the other party reasonably informed and updated regarding the Collaborative Activities performed by it or on its behalf and provide the other party such other information required under the Collaborative Research Plan relating to the progress of the goals or performance of the Collaborative Activities. The parties shall meet on a regular basis, but in any event no less than once per month, via teleconference, videoconference or face-to-face meetings to discuss progress of the CRP(s). Upon achievement of a research and development milestone event defined in the applicable CRP, Company shall submit to Janssen a written status report describing the research and the Results of such milestone event and, if requested by Janssen, transfer to Janssen any deliverable associated with such milestone event. Company and Janssen shall work together to prepare and acknowledge a final study report as indicated in each CRP, and if requested by Janssen, Company shall provide a description of each Collaboration Antibody as agreed to by the parties and including the amino acid sequence of such Collaboration Antibody.

2.7           Funding of Collaborative Activities and Reimbursement. Janssen shall reimburse Company for direct and indirect costs incurred by Company in the performance of the Collaborative Activities (“CRP Costs”). The budget for the CRP for Targets 1, 2 and 3 has been agreed to by the parties and attached hereto as Exhibit B. The budget for Target 4 and Additional Targets shall include direct and indirect costs and rates such as those included in Exhibit B and shall be included in the CRP(s) for Target 4 and Additional Target(s). During the Research Term, Company shall invoice Janssen on a Calendar Quarterly basis for CRP Costs incurred during such quarter in performing Collaborative Activities in accordance with the applicable budget as may be increased by an amount up to ten percent (10%) of such budget. Any modification of the budget to increase such budget by more than ten percent (10%) shall be subject to written approval by Janssen. Janssen shall pay such invoices within sixty (60) days of receipt of such invoice. Invoices must be sent to the Johnson & Johnson Accounts Payable Department via www.ap.jnj.com if Company establishes a web invoice account or sent by postal mail to the address indicated in the PO. Company may contact the Johnson & Johnson Accounts Payable Hotline at (877) 557-4487 with any questions related to the status of payments on invoices. Copies of all invoices shall be sent concurrently to: Janssen CFC PR / CNA Development LLC, Attention - *** Road #2, Km. 45.6, Bo. Campo Alegre, Manatí, PR 00674, ***. Janssen reserves the right to return to Company unprocessed and unpaid those invoices that do not reference the applicable PO number. Invoices shall include the nature and amount of research and development services rendered or deliverables provided and Company will provide proper support for invoiced FTE costs. Janssen Research & Development, L.L.C. may act as paying agent for Janssen under this Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.8          Target Exclusivity.

(a)          Company. On a Designated Target-by-Designated Target basis, during the License Option Term with respect to a Designated Target, Company shall not, alone or in collaboration with an Affiliate or Third Party, conduct any work on its own behalf, for, or with a Third Party, on such Designated Target. In no event shall this Section 2.8(a) apply to any acquirer of Company or any Affiliate of such acquirer (other than Company) so long as Company does not engage any such activities with or on behalf of such acquirer or its Affiliate and no Company Background, Company Foreground or Joint Foreground is used by such acquirer or its Affiliate in connection with such activities.

(b)          Janssen. At any time during or after the Term, Janssen and its Affiliates are authorized to work, independently of Company, alone or in collaboration with an Affiliate or Third Party, to discover research, develop, manufacture and commercialize products (other than any Collaboration Antibody) directed against any Designated Target.

2.9          Intellectual Property.

(a)          Inventions. Inventorship of inventions made in the course of the Collaborative Activities shall be determined in accordance with U.S. patent law, regardless of where any such invention is made.

(b)          Ownership of Background. As between the parties, (i) Janssen has, and shall retain, all right, title and interest in and to Janssen Background, and (ii) Company has, and shall retain, all rights in and to Company Background.

(c)          Ownership of Foreground. Company shall own all right, title and interest in and to Company Foreground. Janssen shall own all right, title and interest in and to Janssen Foreground. Company and Janssen shall own jointly all right, title and interest in and to Joint Foreground. Each party hereby assigns to the other party such rights as it may acquire in Foreground as may be necessary or appropriate to cause such Foreground to be owned by the applicable party or by the parties jointly as provided in this Section 2.9(c), or if assignment is not permitted by law, waives such rights as to the other party or grants to the other party an exclusive (or co-exclusive in the case of Joint Foreground), fully-paid, perpetual, irrevocable, worldwide license under such rights (with the right to sublicense) for any and all purposes. Each party agrees to execute any assignment or other documents reasonably necessary to convey to the other party any right, title or other interest to Foreground as necessary to effect the ownership of Foreground as provided in this Section 2.9(c), and, upon request, will assist the other party in connection with the preparation and prosecution of any application for Intellectual Property Rights in or to any Foreground owned by such other party pursuant hereto.

(d)          Limitations on Joint Foreground. Janssen shall have the right to practice and use the Joint Foreground solely for internal research purposes whether or not it exercises the commercial License Option and takes a License to Company’s interest in the Joint Foreground (as described in Section 3.2), and Company shall have the right to practice and use the Joint Foreground solely for internal research purposes. Any rights by Janssen to commercialize or otherwise use the Joint Foreground in addition to internal research purposes shall be arranged under Section 3.2.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e)          Prosecution of Foreground. Company shall, at its own cost, be responsible for filing, prosecuting, maintaining, defending and enforcing Company Foreground IPR. Janssen shall, at its own cost, be responsible for filing, prosecuting, maintaining, defending and enforcing Janssen Foreground IPR and Joint Foreground IPR. Janssen shall keep Company informed regarding the filing, prosecution, maintenance, defense and enforcement of Joint Foreground IPR, and shall in good faith take into consideration any comments from Company with respect thereto. If (i) Janssen decides not to file a Patent application within Joint Foreground IPR, or (ii) ceases to diligently pursue prosecution or procurement of Joint Foreground IP, or fails to maintain the same, in any country, Janssen shall notify Company in writing in sufficient time for Company to be able to take action, and Company shall have the right, at its own discretion and cost and subject to the License Option, to file Patent applications, control prosecution and procurement, and maintain procured Patents within such Joint Foreground IPR. If Janssen chooses not to file a Patent application within Joint Foreground IPR and then exercises the License Option after Company filed a Patent application within such Joint Foreground IPR, then Janssen shall reimburse Company for reasonable costs incurred by Company with respect to filing and prosecuting such Joint Foreground IPR concurrently with execution of the License Agreement.

(f)          Results. Company and Janssen shall jointly own the Results and any reports describing the Results. Each party shall be free to use the Results and such reports for its any purpose whatsoever.

2.10         Reservation of Rights. Subject to the License Option and to any licenses that are or may be granted pursuant to Section 2.9 or any License Agreement and the other terms and conditions of this Agreement, (a) Company will retain all rights under Company Background and Company Foreground and Company’s interest in Joint Foreground, and Janssen agrees not to practice any of the foregoing, except pursuant to the licenses expressly granted to Janssen in this Agreement or the License Agreement, and (b) Janssen will retain all rights under Janssen Background and Janssen Foreground and Janssen’s interest in Joint Foreground, and Company agrees not to practice any of the foregoing, except pursuant to the licenses expressly granted to Company in this Agreement. No right or license under any Intellectual Property Rights of either party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement or the License Agreement.

3.           License Option

3.1           Grant of License Option. On a Designated Target-by-Designated Target basis and subject to the terms and conditions of this Agreement, Company hereby grants to Janssen the exclusive option to obtain (a) an exclusive, worldwide, royalty-bearing license, with the right to sublicense, under Company’s interest in the Joint Foreground with respect to the applicable Designated Target to make, have made, use, import, offer for sale, sell, and have sold Licensed Products in the Field (as such terms are defined in Exhibit C) and (b) a non-exclusive, worldwide, royalty-bearing license, with the right to sublicense, under any Company Background and Company Foreground with respect to the applicable Designated Target (but only to the extent such Company Background and Company Foreground are reasonably necessary to make, have made, use, import, offer for sale, sell, and have sold Licensed Products in the Field (as such terms are defined in Exhibit C)) to make, have made, use, import, offer for sale, sell, and have sold Licensed Products in the Field (the “License”) pursuant to a written agreement (the “License Agreement”) on mutually agreed terms and conditions, including the terms set forth on Exhibit C (such option, the “License Option”). For clarification, nothing in this Agreement shall prevent Company from negotiating or completing any transaction for the sale of all or substantially all of the business or assets of Company, whether by merger, sale of stock, sale of assets or otherwise; provided, that any successor to Company in such transaction shall remain subject to the License Option during the License Option Term.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.2           Exercise of License Option. On a Designated Target-by-Designated Target basis and subject to the terms and conditions of this Agreement, Janssen may exercise the License Option with respect to a Designated Target at any time during the applicable Research Term and for a period of *** thereafter unless earlier terminated upon written notice by Janssen to Company (the “License Option Term”) by sending to Company written notice of such exercise (“Option Notice”) and payment of *** (the “Option Exercise Payment”). If Janssen exercises the License Option during the License Option Term in accordance with this Section 3.1(b), the parties shall promptly negotiate in good faith the terms of the License Agreement (including those terms set forth in Exhibit C). In the event the parties are unable to enter License Agreement within ninety (90) days following the exercise of the License Option (or such longer period as may be agreed by the parties in writing), either party shall have the right to refer the matter to a third party mediator mutually agreed by the parties to determine the terms and conditions of the License Agreement, and the parties hereby agree ***.

3.3           Effect of Expiration or Termination of License Option Term. If Janssen does not exercise the License Option during the License Option Term in accordance with this Section 3.3, the License Option shall terminate and be of no further force or effect. In addition, upon termination of such License Option, Company and Janssen shall negotiate in good faith regarding the license by Janssen to Company of Janssen’s interest in the Joint Foreground on commercially reasonable terms to be agreed in good faith by the parties.

4.           Payments

4.1           Access Fee. Within fifteen (15) days after the Effective Date, Janssen shall pay Company a one-time, non-refundable access fee of ***. Company shall invoice Janssen for such payment.

4.2           Project Initiation Fee. Upon initiation of each CRP, Janssen shall pay Company a one-time, non-refundable project initiation fee of ***. Company shall invoice Janssen for such payment, and Janssen shall pay within fifteen (15) days after receipt of invoice.

4.3           Payment Mechanics.

 (a)          Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the party receiving payment, unless otherwise specified in writing by such party.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

 (b)          Income Tax Withholding. Janssen will make all payments to Company under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment. Any Tax required to be withheld on amounts payable under this Agreement will be paid by Janssen on behalf of Company to the appropriate governmental authority, and Janssen will furnish Company with proof of payment of such Tax. Any such tax required to be withheld will be an expense of and borne by Company. If any such tax is assessed against and paid by Janssen, then Company will indemnify and hold harmless Janssen from and against such tax. Janssen and Company will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Janssen to secure a reduction in the rate of applicable withholding Taxes. On the date of execution of this Agreement, Company will deliver to Janssen an accurate and complete Internal Revenue Service Form W-9.

 (c)          Late Payments. In the event that any undisputed payment due under this Agreement is not made when due, the payment shall accrue interest from the date due at the rate of one and one-half percent (1.5%) per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit the party to whom payment is due from exercising any other rights it may have as a consequence of the lateness of any payment.

5.           Representations and Warranties

5.1           Mutual Representations and Warranties. Each party represents and warrants to the other party as of the Effective Date that:

 (a)          Organization. It is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

 (b)          Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action.

 (c)          Binding Agreement. This Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

 (d)          No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party; or (iii) to its knowledge, violate any applicable laws, rules or regulations.

 (e)          Agreements with Employees and Contractors. All of such party’s employees or contractors acting on its behalf pursuant to this Agreement are and will be obligated under a binding written agreement to (i) assign to such party all Information generated in the course of performing activities on its behalf pursuant to this Agreement, and (ii) comply with obligations of confidentiality and non-use consistent with those set forth in Article 6.

 (f)          No Debarment. Except with regard to Janssen as reflected by, and subject to the terms of, the Corporate Integrity Agreement between The Office of Inspector General of the Department of Health and Human Services and Johnson & Johnson dated October 31, 2013 (publicly available at https://www.janssenbiotech.com/company/pharmaceutical-affiliate-corporate-integrity-agreement), as of the Effective Date, neither party is debarred under the United States Federal Food, Drug and Cosmetic Act or comparable laws in any other country or jurisdiction, and it does not, and will not during the Term, employ or use the services of any person or entity who is debarred, in connection with the Collaborative Activities. In the event that either party becomes aware of the debarment or threatened debarment of any person or entity providing services to such party, including the party itself and its Affiliates, which directly or indirectly relate to activities under this Agreement, the other party shall be immediately notified in writing.

5.2           Disclaimer. Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

6.           Confidentiality

6.1           Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for ten (10) years thereafter, each party (in such capacity, the “receiving party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement or any other written agreement between the parties any Confidential Information of the other party (in such capacity, the “disclosing party”). For clarification, (a) all Company Foreground shall be Confidential Information of Company and Company shall be considered the disclosing party and Janssen shall be considered the receiving party with respect thereto; (b) all Janssen Foreground shall be Confidential Information of Janssen and Janssen shall be considered the disclosing party and Company shall be considered the receiving party with respect thereto; and (c) all Joint Foreground and Results shall be Confidential Information of both Company and Janssen and Company and Janssen shall both be considered the disclosing party and the receiving party with respect thereto. Except as expressly permitted in this Agreement, the receiving party may only disclose Confidential Information of the disclosing party to employees, agents, consultants and other representatives of the receiving party to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such persons and entities are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement. The receiving party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but not less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the disclosing party. The receiving party will promptly notify the disclosing party upon discovery of any unauthorized use or disclosure of the Confidential Information of the disclosing party.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.2          Exceptions. Confidential Information shall not include any information which the receiving party can demonstrate by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the receiving party without the use of Confidential Information of the disclosing party. The exceptions in Section 6.2(b) and (d) shall not apply with respect to Company as the receiving party with respect to Janssen Foreground or Joint Foreground and shall not apply with respect to Janssen as the receiving party with respect to Company Foreground or Joint Foreground.

6.3          Authorized Disclosure. The receiving party may disclose Confidential Information of the disclosing party as expressly permitted by this Agreement and if and to the extent such disclosure is reasonably necessary in the following instances:

(a)          prosecuting or defending litigation as permitted by this Agreement;

(b)          complying with applicable court orders or governmental regulations; and

(c)          disclosure in confidence to actual or bona fide potential Third Party investors or other Third Party transactional partners and to their bankers, lawyers, accountants, agents, provided, in each case that each such Third Party investor or other transactional partner or advisor thereof is bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

Notwithstanding the foregoing, in the event the receiving party is required to make a disclosure of the disclosing party’s Confidential Information pursuant to Section 6.3(a) or (b), it will, except where impracticable, give reasonable advance notice to the disclosing party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as the receiving party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the receiving party agrees to take all reasonable action to avoid disclosure of Confidential Information of the disclosing party.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.4          Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 6, each party agrees not to disclose to any Third Party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other party hereto, except that each party may disclose the terms of this Agreement that are not otherwise made public as contemplated by Section 6.5 as permitted under Section 6.3.

6.5          Publicity.

(a)          Press Releases. Subject to the conditions below in this paragraph, Janssen consents to Company’s issuance of a press release after execution of this Agreement in a form to be agreed by the parties. Except for such press release and as required by law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), the NASDAQ stock exchange or any other stock exchange on which securities issued by a party or its Affiliates are traded), neither party shall make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

(b)          Filing of Agreement. The parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a party or its Affiliate are traded, and each party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided, that each party shall ultimately retain control over what information to disclose to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency, as the case may be, and provided further that the parties shall use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other party with respect to any filings to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency.

6.6          Publication. Company and Janssen may jointly publish regarding the Foreground after prior concurrence on content and timing of such publication. Each party shall individually have the right to issue such publication, subject to the following: (a) if a party decides to publish, it shall provide the other party with a complete draft of any proposed publication sixty (60) days in advance of the proposed submission date; (b) each party may request, and the other party hereby agrees to, delay such proposed publication for an additional period of thirty (30) days in order to remove the non-publishing party’s Confidential Information from the proposed publication prior to publication; and (c) Janssen will have an additional period of ninety (90) days in order to apply for a patent for any invention described in any publication proposed by Company, or to use or add Information in support of or to (an) existing patent application(s).

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.7          Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could potentially result to the disclosing party upon authorized disclosure, use or transfer of its Confidential Information to any Third Party, the parties agree that monetary damages may, in certain circumstances not be a sufficient remedy for any breach of this Article 6. In addition to all other remedies, the disclosing party may, under such specific circumstances be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 6.

7.           Term and Termination

7.1          Term. The term of this Agreement shall commence on the Effective Date and continue until the end of the last License Option Term, subject to earlier termination pursuant to Section 7.2 (the “Term”).

7.2          Early Termination.

(a)          Termination for Cause.

(i)          A party shall have the right to terminate this Agreement upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within sixty (60) days (ten (10) days with respect to any undisputed payment breach) after written notice from the terminating party requesting cure of such breach. Any such termination shall become effective at the end of such sixty (60) day (ten (10) day with respect to any undisputed payment breach) period unless the breaching party has cured any such breach prior to the end of such period.

(ii)         A party shall have the right to terminate this Agreement upon written notice to the other party upon the bankruptcy, dissolution or winding up of such other party, or the making or seeking to make or arrange an assignment for the benefit of creditors of such other party, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of such other party’s property that is not discharged within ninety (90) days.

(b)          Termination by Janssen Without Cause. Janssen shall have the right to terminate this Agreement at any time upon ninety (90) days’ advance written notice to Company.

7.3          Effect of Termination or Expiration; Surviving Obligations.

(a)          Effect of Any Termination. Upon any termination of this Agreement by either party, all rights and obligations of the parties under this Agreement shall terminate, except as provided in Sections 7.3, 7.4 and 7.5.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)          Surviving Terms. Expiration or termination of this Agreement shall not relieve the parties of any obligation (including any payment obligations in Sections 4.1 and 4.2 and any other payment obligations) accruing prior to such expiration or termination. Without limiting the foregoing, (i) the obligations and rights of the parties under Articles 1, 6, 8, and 9 and Sections 2.9(a), (b), (c), (d) and (f), 5.2, 7.3, 7.4 and 7.5 shall survive expiration or termination of this Agreement, (ii) any License Agreement entered into prior to expiration or termination of this Agreement shall continue in full force and effect, and (iii) if Janssen has exercised the License Option during the License Option Term in accordance with Section 3.1(b) prior to the expiration or termination of this Agreement, the rights and obligations of the parties with regard to negotiation and entry into a License Agreement in connection therewith shall survive expiration or termination of this Agreement as provided in Section 3.1(b).

(c)          Return of Confidential Information. Within thirty (30) days following the expiration or termination of this Agreement, each party shall deliver to the other party or destroy any and all Confidential Information of the other party in its possession, unless and to the extent provided in any License Agreement and except that one (1) copy may be retained by the receiving party under a continuing obligation of confidentiality to ensure compliance under this Agreement.

7.4           Exercise of Right to Terminate. The use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.

7.5           Damages; Relief. Subject to Section 7.4 above, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

8.           Indemnification

8.1           Indemnification by Company. Company hereby agrees to save, defend and hold Janssen and its Affiliates and their respective directors, officers, employees and agents (each, a “Janssen Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Janssen Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the gross negligence or willful misconduct of any Company Indemnitee, or (b) the breach by Company of any warranty, representation, covenant or agreement made by Company in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Janssen Indemnitee or the breach by Janssen of any warranty, representation, covenant or agreement made by Janssen in this Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.2           Indemnification by Janssen. Janssen hereby agrees to save, defend and hold Company and its Affiliates and their respective directors, officers, employees and agents (each, a “Company Indemnitee”) harmless from and against any and all Losses to which any Company Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the gross negligence or willful misconduct of any Janssen Indemnitee, or (b) the breach by Janssen of any warranty, representation, covenant or agreement made by Janssen in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Company Indemnitee or the breach by Company of any warranty, representation, covenant or agreement made by Company in this Agreement.

8.3           Control of Defense. Any person entitled to indemnification under this Article 8 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.

9.           General Provisions

9.1           Governing Law. This Agreement shall be construed and enforced according to the laws of the State of California without regard to its conflicts or choice of law rules.

9.2           Dispute Resolution.

(a)          Resolution of Disputes. The parties shall negotiate in good faith and use reasonable efforts to settle any Dispute arising from or related to this Agreement or the breach thereof. If the parties cannot resolve the Dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by designated senior representatives of the respective parties having decision-making authority, as appropriate in light of the subject matter of the Dispute, to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. If, within thirty (30) days after such written request, the parties have not succeeded in negotiating a resolution of the Dispute, and a party wishes to pursue the matter, the remaining provisions of this Section 9.2 shall apply.

(b)          Mediation. The parties shall attempt in good faith to resolve the Dispute by confidential mediation in accordance with the then current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration. The CPR Mediation Procedure shall control, except where it conflicts with these provisions, in which case these provisions control. The mediator shall be chosen pursuant to CPR Mediation Procedure. The mediation shall be held in New York, New York. Either party may initiate mediation by written notice to the other party after following the procedures in Section 9.2(a). The parties agree to select a mediator within twenty (20) days of the notice and the mediation will begin promptly after the selection. The mediation will continue until the mediator, or either party, declares in writing, no sooner than after the conclusion of one (1) full day of a substantive mediation conference attended on behalf of each party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, however, shall mediation continue more than sixty (60) days from the initial notice by a party to initiate meditation unless the parties agree in writing to extend that period. Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until twenty (20) days after the conclusion of the mediation.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)          Arbitration. If the parties fail to resolve the Dispute in mediation, and a party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either party for resolution in arbitration pursuant to the then current CPR Non-Administered Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control. The arbitration will be held in New York, New York. All aspects of the arbitration shall be treated as confidential except to the extent necessary to confirm or enforce an award or as may be required by Applicable Laws. The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both parties. Each arbitrator shall be a lawyer with at least fifteen (15) years’ experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction. To the extent that the Dispute requires special expertise, the parties will so inform CPR prior to the beginning of the selection process. The arbitration tribunal shall consist of three (3) arbitrators, of whom each party shall designate one (1) in accordance with the "screened" appointment procedure provided in CPR Rule 5.4. The chair will be chosen in accordance with CPR Rule 6.4. If, however, the aggregate award sought by the parties is less than $5 million and equitable relief is not sought, a single arbitrator shall be chosen in accordance with the CPR Rules. Candidates for the arbitrator position(s) may be interviewed by representatives of the parties in advance of their selection, provided that all parties are represented. The parties agree to select the arbitrator(s) within forty-five (45) days of initiation of the arbitration. The hearing will be concluded within nine (9) months after selection of the arbitrator(s) and the award will be rendered within sixty (60) days of the conclusion of the hearing, or of any post-hearing briefing, which briefing will be completed by both sides within forty-five (45) days after the conclusion of the hearing. In the event the parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical. The hearing will be concluded in ten (10) hearing days or less. Multiple hearing days will be scheduled consecutively to the greatest extent possible. A transcript of the testimony adduced at the hearing shall be made and shall be made available to each party. The arbitrator(s) shall be guided, but not bound, by the CPR Protocol on Disclosure of Documents and Presentation of Witnesses in Commercial Arbitration (www.cpradr.org) ("Protocol"). The parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. within the parameters of the Protocol. If the parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and provide for discovery within the Protocol, understanding that the parties contemplate reasonable discovery. The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law. The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.” The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs. The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based. The parties consent to the jurisdiction of the United States District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion. Each party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute. Rule 14 of the CPR Rules does not apply to this Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)          Waiver. EACH PARTY HERETO WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, AND (2) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

9.3           Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (EVEN IF CLASSIFIED AS DIRECT DAMAGES) IN CONNECTION WITH THIS AGREEMENT, ANY LICENSE GRANTED HEREUNDER, OR TERMINATION THEREOF, INCLUDING THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENSES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL FROM EITHER PARTY; provided, however, that this Section 9.3 shall not be construed to limit either party’s indemnification obligations under Article 8 or limit either party’s liability for breach of the confidentiality provisions in Article 6.

9.4           Entire Agreement; Modification. This Agreement, together with all Exhibits hereto, is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein and therein, including the Confidentiality Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

9.5           Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

9.6           Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.7           Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that, either party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other party’s consent:

(a)          in connection with the transfer or sale of all or substantially all of the business or assets of such party to a Third Party, whether by merger, sale of stock, sale of assets or otherwise; or

(b)          to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

9.8           No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, except as otherwise provided in this Agreement with respect to Janssen Indemnitees under Section 8.1 and Company Indemnitees under Section 8.2.

9.9           Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

9.10         Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

9.11         Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, three (3) days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

For Janssen:                                      Janssen Biotech, Inc.

800 Ridgeview Drive

Horsham, PA 19044

***

***

with a copy to:                                  Janssen Research & Development, LLC

Welsh & Mckean Roads

Spring House, PA 19477

***

***

and:                                                   Chief Intellectual Property Counsel

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

***

and:                                                   Janssen CFC PR / CNA Development LLC

***

Road #2, Km. 45.6

Bo. Campo Alegre

Manatí, PR 00674

***

For Company:                                   Fabrus, Inc.

4045 Sorrento Valley Blvd

San Diego, California 92121

Attention: Chief Executive Officer

With a copy to:                                 Cooley llp

4401 Eastgate Mall

San Diego, California 92121

***

***

9.12         Force Majeure. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.13        Interpretation.

(a)          Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)          Interpretation. All references in this Agreement to the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years, unless stated otherwise. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c)          Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

(d)          English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

9.14        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

[Remainder of this page intentionally left blank.]

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the parties hereto have duly executed this Collaboration and Option Agreement as of the Effective Date.

Fabrus, Inc.		CNA Development, LLC

By:	/s/ Ronald A. Martell	By:	/s/ Maria Gonzalez

Name: Ronald A. Martell		Name: Maria Gonzalez

Title: Chief Executive Officer		Title: General Manager

Signature Page to Collaboration and Option Agreement

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A

Collaborative Research plan For Targets 1, 2 and 3

Work Plan (***)

***

A-1

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B

Budget For Each of Target 1, 2 and 3

(***)

***

B-1

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit C

License Terms1

Parties	Fabrus, Inc. (“Company”) and [Janssen Biotech, Inc.] (“Janssen”)

Milestones and Milestone Payments

Janssen shall pay Company, the following non-creditable, non-refundable amounts for the achievement of the following development and commercial milestones on Licensed Products. Payments are due within thirty (30) days of the achievement of the applicable milestone event.

***                                                                                                ***

***                                                                                                ***

***                                                                                                ***

***                                                                                                ***

For clarification, each of the foregoing milestone payments shall be payable one time only upon the first achievement of the specified milestone event by a Licensed Product (one Licensed Product per Designated Target), regardless of the number of Licensed Products to achieve the applicable milestone event.

Royalty	During the Royalty Term, ***, capped at *** per Licensed Product

Field	“Field” shall mean all uses.

Licensed Product	“Licensed Product” shall mean any pharmaceutical and diagnostic product (including, without limitation, vaccines) developed by Janssen or any of its Affiliates, licensees, or legal successors, comprising or containing at least one Collaboration Antibody, including and including all formulations, combination products, line extensions and modes of administration thereof.

Territory	“Territory” means worldwide.

Valid Claim	“Valid Claim” means (a) a claim of an unexpired issued patent that has not been disclaimed, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken; or (b) a claim of a pending patent application prosecuted in good faith for which no more than seven (7) years have elapsed from the earliest priority date to which such pending application is entitled. If a claim of a patent application that ceased to be a Valid Claim under clause (b) of this subsection later issues or grants as a patent within the scope of clause (a) of this subsection, then such claim shall again be considered to be a Valid Claim, effective as of the earlier of the grant or issuance of such patent.

1 These terms do not apply to any Licensed Product that incorporates any cow antibody technology, including rights in-licensed under the In-License Agreement, which terms would need to be separately negotiated. If a sublicense to the rights in-licensed under the In-License Agreement is necessary to make and sell Licensed Products, then a separate sublicense of such rights would be granted on separate terms that comply with the In-License Agreement and cover the payments to The Scripps Research Institute thereunder.

C-1

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Cover(ed)(ing)” shall mean, in the case of a Licensed Product or Collaboration Antibody and a Valid Claim, that, but for the grant of a license or right under, or ownership of, such Valid Claim, the making, using, selling, offering for sale or importation of such Licensed Product or Collaboration Antibody would infringe such Valid Claim (in the case of patent applications, assuming issuance thereof).

Royalty Term

Janssen’s obligation to pay a royalty under this agreement for a Licensed Product in a given country shall be in effect in each country of sale from First Commercial Sale in the country and shall expire, on a country-by-country basis, on the later of ***.

Janssen shall have the right to terminate the License Agreement at any time upon ninety (90) days’ advance notice. The License Agreement shall also include other standard termination provisions.

First Commercial Sale	“First Commercial Sale” means, with respect to a Licensed Product in a particular country, the first commercial sale of such Licensed Product in such country after all needed Regulatory and Pricing Approvals have been obtained in such country.

Other Provisions	Parties agree that a final License agreement will contain other customary provisions as deemed necessary by both Parties.

C-2